NEWS RELEASE

Innovative Card Technologies Receives
NASDAQ Notice of Non-Compliance

Los Angeles, CA - October 1, 2008 - Innovative Card Technologies, Inc. (“Company”) (NASDAQ: INVC) today announced that on September 25, 2008, it received a notice of non-compliance from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market stating that, for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued listing on The NASDAQ Stock Market set forth in Marketplace Rule 4310(c)(4). The notice further provides that, pursuant to NASDAQ rules, the Company will be provided a period of 180-days, or until March 24, 2009, to regain compliance. If, at any time before March 24, 2009 the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will notify the Company that it has regained compliance.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to InCard as of the date hereof, and InCard has not assumed any duty to update these forward-looking statements to reflect events or circumstances after the date of this document. A discussion of various factors that could cause InCard’s actual results to differ materially from those expressed in such forward-looking statements is included in InCard's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, dated April 1, 2008, and amendments thereto.

INNOVATIVE CARD TECHNOLOGIES
US BANK TOWER • 633 WEST 5TH ST, SUITE 2600 • LOS ANGELES, CA • 90071
PHONE: 310.312.0700 • FAX: 213.223.2147 • WWW.INCARD.COM